Exhibit 5.3




                                               January 5, 2005




Morgan Stanley ABS Capital I Inc.
1585 Broadway
2nd Floor
New York, New York 10036

            Re:   Morgan Stanley ABS Capital I Inc.
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

      We have acted as special Delaware counsel for Morgan Stanley ABS Capital I Inc. (the "Registrant") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance from time to time of one or more series (each, a "Series") of asset-backed certificates (the "Certificates") and asset-backed notes (the "Notes") (the Certificates and the Notes being collectively referred to as the "Securities"). Each series of Certificates may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement and the Registrant and each series of Notes may be issued pursuant to an indenture (the "Indenture") between a Delaware statutory trust to be formed pursuant to the Trust Agreement and a trustee named in the related prospectus supplement. This opinion is being delivered to you at your request.

      For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

      (a) The form of Trust Agreement (including the form of Certificate of Trust attached thereto (the "Certificate of Trust"));

      (b) The form of Indenture (including the form of Note attached thereto);
and

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Morgan Stanley ABS Capital I Inc.
January 5, 2005
Page 2



      (c) A draft of the Registration Statement.

      Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

      For purposes of this opinion, we have not reviewed any documents other than the documents listed above, which we believe are all the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents, other than this opinion.

      This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

      Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. When each Trust Agreement in respect of which we have participated as your counsel has been duly executed and delivered, it will constitute a legal, valid and binding obligation of the Registrant enforceable in accordance with its terms; and

      2. With respect to the Certificates and Notes to be issued by a Delaware trust pursuant to a Trust Agreement and an Indenture, when (i) the final terms of such Certificates and Notes have been duly established, (ii) the documents relating to the issuance of such Certificates and Notes have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iii) the Certificate of Trust for the related Delaware trust has been duly executed by the owner trustee and filed with the Office of the Secretary of State of the State of Delaware, and (iv) such Certificates and Notes have been duly executed and issued by the related Delaware trust and authenticated by the related trustee and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the Trust Agreement and the Indenture and in the manner described in the Registration Statement, (A) such Certificates will be duly authorized, validly issued, fully-paid and non-assessable beneficial interests in the Trust and the holders of such Certificates will be entitled to the benefits provided

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Morgan Stanley ABS Capital I Inc.
December 15, 2004
Page 3



by the Trust Agreement pursuant to which such Certificates were issued, and
(B) insofar as Delaware law is applicable, such Notes will be duly authorized, legally and validly issued debt obligations of the Trust. We note that holders of the Certificates may be obligated to make certain payments as set forth in the Trust Agreement.

      The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.


                                    Very truly yours,


                                    /s/ Richards, Layton & Finger




DKD/jmb